Exhibit 99.1

Coeur Mining to Acquire Northern Empire Resources

Chicago, Illinois – August 2, 2018 – Coeur Mining, Inc. (“Coeur”) (NYSE: CDE) and Northern Empire Resources Corp. (“Northern Empire”) (TSXV: NM) are pleased to announce that they have entered into a definitive agreement (the “Arrangement Agreement”) pursuant to which Coeur has agreed to acquire, by way of a plan of arrangement (the “Arrangement”), all of the issued and outstanding securities of Northern Empire not currently owned by Coeur.

Northern Empire’s principal asset is the Sterling Gold Project located in Nevada, which consists of four high-grade heap-leachable deposits with a total inferred gold resource of approximately 709,000 ounces averaging 2.23 g/t located on a dominant 143 km2 land package approximately 185 km from Las Vegas within the historic Walker Lane trend.  The high-grade Sterling gold deposit is a fully-permitted, past-producing mine with near-term, low-cost, low-capital production potential.  The remaining deposits are collectively known as the Crown Block, which contain significant exploration potential, and the land package also includes 17 new targets that remain untested.

Transaction Highlights

•
Transaction values Northern Empire at approximately US$90 million (C$117 million), inclusive of the approximately 7.4 million Northern Empire shares currently owned by Coeur, representing a premium of 40% to Northern Empire’s 20-day trailing volume-weighted average share price (“VWAP”) based on the 20-day VWAPs for both companies as at August 1, 2018

•	Acquisition adds multiple high-quality, high-grade oxide gold deposits to Coeur’s evolving development pipeline that have the potential to become future long-life, low-cost operating assets
•	Expands Coeur’s historical focus on Nevada, considered one of the world’s top mining jurisdictions
•	Coeur will be focused on a quick restart of the Sterling Mine while aggressively exploring the highly prospective Crown Block and other targets
•	Development of the Sterling Gold Project benefits from Coeur’s financial flexibility through its strong balance sheet and diversified cash flow generation

Under the Arrangement, each common share of Northern Empire will be exchanged for 0.1850 (the “Exchange Ratio”) common shares of Coeur. Based on the closing price of Coeur’s common shares on the New York Stock Exchange (“NYSE”) on August 1, 2018, the transaction values each Northern Empire share at C$1.64. The consideration received by Northern Empire shareholders represents a 40% premium based on the 20-day VWAP of Coeur from all trading on the NYSE and Northern Empire from all trading on the TSX Venture Exchange (“TSXV”) for the period ended August 1, 2018 and a premium of 20% over Northern Empire’s closing share price on the TSXV on August 1, 2018. Under the Arrangement, Coeur will also acquire all of the outstanding options and warrants exercisable for Northern Empire common shares at the in-the-money value of such securities, satisfied by delivery of Coeur common shares based on the Exchange Ratio.

Expected Benefits to Coeur Shareholders

•
Unique opportunity to generate near-term value from expected high-margin production and cash flow at the Sterling Mine while aggressively exploring the highly prospective Crown Block deposits and other targets at the property with the goal of developing a long-life, low-cost gold operation

•	Enhances Coeur’s existing U.S.-centric footprint in a top jurisdiction where it has operated open pit, heap leach operations for over thirty years
•	Crown Block ground is the core of an emerging and highly prospective gold district – potential to unlock value through aggressive success-based exploration and drilling program
•	Adds projects with the potential of being first and second quartile cost operations
•	Potential opportunity to leverage Coeur’s U.S. net operating loss tax synergies
•	Property and district scale exploration opportunities

Expected Benefits to Northern Empire Shareholders

•	Immediate premium of 40% to the 20-day volume weighted average price of Northern Empire shares based on the 20-day VWAPs for both companies as at August 1, 2018
•	Total return of 119% to investors who participated in the C$0.75 acquisition financing and 82% to those who participated in the most recent C$0.90 financing
•	All investors who bought shares of Northern Empire have an opportunity for positive gains as the consideration exceeds the all-time high
•	Continued exposure to the Sterling Gold Project as well as the opportunity to benefit from the ownership of Coeur shares, a Company poised for significant growth
•	Reduced investment risk by transitioning from an “single asset development” company to a balanced portfolio of high quality producing mines and near-term development projects

“The acquisition of Northern Empire, with its high-grade Sterling Gold Project and large, prospective land package, comes at an opportune time for us to bolster our pipeline with high-quality projects. The transaction, which provides a unique opportunity for Coeur to leverage its operational expertise in Nevada, a leading mining jurisdiction, and add expected near-term, high margin production and cash flow with minimal upfront capital, together with significant exploration potential, satisfies all of our acquisition criteria and is accretive on all key financial and operational metrics,” said Mitchell Krebs, President & CEO of Coeur.

Michael G. Allen, President, CEO and Director of Northern Empire stated, “Our focus has been steadfast in creating value for shareholders. Acquiring the Sterling Gold Project and rapidly advancing it towards an accretive transaction such as this is an exceptional outcome. We believe Coeur’s focus and expertise in the Western US will result in Sterling reaching its full potential. Northern Empire is pleased to enter into this agreement, and its Board unanimously recommends the transaction to shareholders.  We wish to thank our employees and stakeholders for all their hard work advancing the Sterling Gold Project.”

Transaction Summary

The proposed business combination will be effected by way of a Plan of Arrangement completed under the Business Corporations Act (British Columbia). The Arrangement will be subject to the approval of at least 66-⅔% of the votes cast by Northern Empire security holders present in person or represented by proxy at a special meeting of Northern Empire security holders expected to take place in September 2018 and the approval of the majority of the minority of Northern Empire security holders after excluding votes cast in respect of Northern Empire shares held by Coeur. In addition to the Northern Empire shareholder approvals, the Arrangement is also subject to the receipt of certain regulatory, court and stock exchange approvals and other closing conditions customary in transactions of this nature.

The Arrangement Agreement has been unanimously approved by the boards of directors of each of Northern Empire and Coeur. Cormark Securities and Canaccord Genuity have each provided a fairness opinion to the board of directors of Northern Empire that, subject to the assumptions, limitations and qualifications set out in such fairness opinion, the consideration to be received by the Northern Empire shareholders pursuant to the Transaction is fair, from a financial point of view, to the Northern Empire shareholders (other than Coeur).

The directors and executive officers of Northern Empire, holding in aggregate approximately 8% of Northern Empire’s outstanding common shares have entered into customary voting support agreements in favor of the Arrangement.

The Arrangement Agreement includes customary restrictive covenants including a non-solicitation covenant on the part of Northern Empire and gives Northern Empire the right to accept a superior proposal in certain circumstances and terminate the Arrangement Agreement. Coeur has a five business day right to match any superior proposal. The Arrangement Agreement also provides for the payment by Northern Empire of a C$4.7 million termination fee if the Arrangement Agreement is terminated in certain circumstances and a reciprocal expense reimbursement of C$500,000 payable under certain circumstances.

Further information regarding the Arrangement will be contained in a management information circular that Northern Empire will prepare, file and mail in due course to the Northern Empire security holders in connection with the special meeting of the Northern Empire security holders to be held to consider the Arrangement. All security holders are urged to read the information circular once available as it will contain additional important information concerning the Arrangement. The Arrangement Agreement will be filed on the SEDAR.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The Coeur shares to be issued under the Arrangement have not been and will not be registered under the U.S. Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  It is anticipated that any securities to be issued under the Arrangement will be offered and issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933 provided by Section 3(a)(10) thereof.

Advisors and Counsel

BMO Capital Markets is acting as exclusive financial advisor to Coeur. Goodmans LLP, Gibson, Dunn & Crutcher LLP, Perkins Coie LLP and Lawson Lundell LLP are acting as legal counsel to Coeur. Cormark Securities Inc. is acting as exclusive financial advisor to Northern Empire. DuMoulin Black LLP, Dorsey and Whitney LLP, and Parsons Behle & Latimer are acting as legal counsel to Northern Empire. Cormark Securities Inc. and Canaccord Genuity Inc., have provided opinions to the Northern Empire Board of Directors and Special Committee, respectively, as of the date of such opinions and subject to the assumptions, limitations, and qualifications stated in such opinions, the consideration to be received by the Northern Empire shareholders under the transaction is fair, from a financial point of view, to the Northern Empire shareholders other than Coeur and its affiliates.

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. In addition, Coeur has interests in several precious metals exploration projects throughout North America.

About Northern Empire
Northern Empire Resources Corp. (TSXV: NM) (OTC: PSPGF) is expanding and discovering heap leach gold deposits in Nevada. Northern Empire presently has initial resource statements on four potentially heap-leachable deposits, three of which are past producing, at the 100%-owned Sterling Gold Project.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated acquisition of Northern Empire by Coeur and the anticipated benefits thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur and/or Northern Empire’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the Northern Empire acquisition does not close on a timely basis or at all or that some or all of the anticipated benefits thereof are not achieved, , the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of resources, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets commodities, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur and Northern Empire disclaim any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur and Northern Empire undertake no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur and/or Northern Empire, their financial or operating results or their securities.

Michael G. Allen, P. Geo., President & CEO of Northern Empire, and a Qualified Person as defined by NI 43-101, has approved the scientific and technical information contained in this news release. For further information on the Sterling Gold Project, and a description of the key assumptions, parameters and methods used to estimate mineral resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please refer to the technical report on the project dated July 12, 2017, found on the Northern Empire’s website, www.northernemp.com, and SEDAR at www.sedar.com.

Coeur Contact Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Investor Relations
Phone: (312) 489-5800
www.coeur.com

Northern Empire Contact Information
Northern Empire Resources Corp
Four Bentall Centre
1055 Dunsmuir Street, Suite 594
Vancouver, BC V7X 1J1
Phone: (604) 646-4522
www.northernemp.com

Sterling Gold Project Resource Estimate – Effective March 29,  2017*

Sterling Deposit Inferred Gold Resource (Metric Measurement)

Resource Type	Cutoff Grade (Au g/t)	Tonnes (‘000)	Average Grade (Au g/t)	Contained Au (oz ‘000)
Surface	0.3	3,081	2.57	254
Surface	0.7	2,399	3.15	243
Surface	1.0	1,958	3.67	231
Non-pit constrained	1.0	614	2.50	49
Non-pit constrained	1.4	454	2.98	43
Non-pit constrained	1.7	350	3.38	38

Notes
•	Results based on cyanide soluble assay testing.
•	CIM definitions are followed for classification of Mineral Resource.
•	Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and mining cost of US$2.10 per ton (US$2.31 per tonne) and a leached gold recovery of 88%.
•
Non-pit constrained resources below the surface pit and targeted for underground mining are based on a gold price of US$1,200 per ounce and mining costs of $US45 per ton. Other modifying factors remain unchanged.

•	Imperial (A-series) to metric (B-series) conversion: 1 ton =0.907185 tonne, 1 opt = 34.2857 g/t.
•	Totals may not represent the sum of the parts due to rounding.
•
The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. of Norwest Corporation in conformity with CIM “Estimation of Mineral Resource and Mineral Reserves Best Practices” guidelines and are reported in accordance with the Canadian Securities Administrators NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that any mineral resource will be converted into mineral reserve.

Daisy Deposit Inferred Gold Resource (Metric Measurement)

Resource Type	Cutoff Grade (Au g/t)	Tonnes (‘000)	Average Grade (Au g/t)	Contained Au (oz ‘000)
Surface	0.3	5,362	1.34	232
Surface	0.7	3,766	1.71	207
Surface	1.0	2,556	2.12	174
Notes
•	Results based on fire assay testing.
•	CIM definitions are followed for classification of Mineral Resource.
•	Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and mining cost of US$2.10 per ton (US$2.31 per tonne) and a leached gold recovery of 88%.
•	Imperial (A-series) to metric (B-series) conversion: 1 ton =0.907185 tonne, 1 opt = 34.2857 g/t.
•	Totals may not represent the sum of the parts due to rounding.
•	The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. of Norwest Corporation in conformity with
•
CIM “Estimation of Mineral Resource and Mineral Reserves Best Practices” guidelines and are reported in accordance with the Canadian Securities Administrators NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that any mineral resource will be converted into mineral reserve.

Secret Pass Deposit Inferred Gold Resource (Metric Measurement)

Resource Type	Cutoff Grade (Au g/t)	Tonnes (‘000)	Average Grade (Au g/t)	Contained Au (oz ‘000)
Surface	0.3	11,143	0.93	335
Surface	0.7	6,096	1.30	256
Surface	1.0	3,534	1.65	188
Notes
•	Results based on fire assay testing.
•	CIM definitions are followed for classification of Mineral Resource.
•	Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and mining cost of US$2.10 per ton (US$2.31 per tonne) and a leached gold recovery of 80%.
•	Imperial (A-series) to metric (B-series) conversion: 1 ton =0.907185 tonne, 1 opt = 34.2857 g/t.
•	Totals may not represent the sum of the parts due to rounding.
•
The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. of Norwest Corporation in conformity with CIM “Estimation of Mineral Resource and Mineral Reserves Best Practices” guidelines and are reported in accordance with the Canadian Securities Administrators NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that any mineral resource will be converted into mineral reserve.

SNA Deposit Inferred Gold Resource (Metric Measurement)

Resource Type	Cutoff Grade (Au g/t)	Tonnes (‘000)	Average Grade (Au g/t)	Contained Au (oz ‘000)
Surface	0.3	3,875	1.03	126
Surface	0.7	2,543	1.30	105
Surface	1.0	1,510	1.61	78
Notes
•	Results based on fire assay testing.
•	CIM definitions are followed for classification of Mineral Resource.
•	Mineral Resource surface pit extent has been estimated using a gold price of US$1,200 per ounce and mining cost of US$2.10 per ton (US$2.31 per tonne) and a leached gold recovery of 88%.
•	Imperial (A-series) to metric (B-series) conversion: 1 ton =0.907185 tonne, 1 opt = 34.2857 g/t.
•	Totals may not represent the sum of the parts due to rounding.
•
The Mineral Resource estimate has been prepared by Derek Loveday, P. Geo. of Norwest Corporation in conformity with CIM “Estimation of Mineral Resource and Mineral Reserves Best Practices” guidelines and are reported in accordance with the Canadian Securities Administrators NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that any mineral resource will be converted into mineral reserve.

* Cutoff grade for resource is 1.0 g/t (other than the non-pit constrained Sterling Deposit resource, which has a 1.7 g/t cutoff grade); all other cutoff grades are included for sensitivity analysis purposes